Exhibit 32                      Section 1350 Certifications

In connection with the Annual Report on Form 10-K of Pinnacle Airlines Corp. (the “Company”) for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, each hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 31, 2012	/s/ Sean E. Menke
Sean E. Menke
President and Chief Executive Officer

Date: May 31, 2012	/s/ Anthony D. McDuffie
Anthony D. McDuffie
Principal Accounting Officer